UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 17, 2016

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of Material Definitive Agreement

On March 17, 2016, American Housing Income Trust, Inc. (the “Company”) and Empire Residential Opportunity Fund III, LLC (“Fund III”) and Empire Residential Opportunity Fund V, LLC (“Fund V”) terminated their respective Purchase and Sale Agreements, as originally disclosed on Form 8-K on February 25, 2016 at Exhibit 10.1 and Exhibit 10.2, respectively. The date of termination coincides with the return of the earnest money deposit by Fund III and Fund V to the Company. There is no material relationship between the Company and either Fund III or Fund V.

The Purchase and Sale Agreement between the Company and Fund III was for the purchase of twenty-five (25) single family, residential properties located in Maricopa County, Arizona by the Company for Four Million, Four Hundred Forty-Three Thousand, Two Hundred Ninety-Eight Dollars and 52/100 ($4,443,298.52). Similarly, the Purchase and Sale Agreement between the Company and Fund V was for the purchase of twenty-four (24) single family, residential properties located in Maricopa County, Arizona by the Company for Four Million Two Thousand Seven Hundred One Dollars and 48/100 ($4,002,701.48). The Company intends on amending its pending registration statement on Form S-11/A accordingly. The Company, and Fund III and Fund V mutually terminated their respective agreements without any dispute or controversy. The Company did not incur any early termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Jeff Howard

Name:  Jeff Howard

Title: Chief Executive Officer and President

Dated: March 18, 2016

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